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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

1.   ARC Air Force Village, L.P., a Tennessee limited partnership
2.   ARC Aurora, LLC, a Tennessee limited liability company
3.   ARC Bahia Oaks, Inc., a Tennessee corporation
4.   ARC Boca Raton, Inc., a Tennessee corporation
5.   ARC Boynton Beach, LLC, a Tennessee limited liability company
6.   ARC Brandywine, LLC, a Tennessee limited liability company
7.   ARC Brandywine Management, LLC, a Tennessee limited liability company
8.   ARC Brookmont Terrace, Inc., a Tennessee corporation
9.   ARC Capital Corporation, a Tennessee corporation
10.  ARC Capital Corporation II, a Tennessee corporation
11.  ARC Carriage Club of Jacksonville, Inc., a Tennessee corporation
12.  ARC Castle Hills, L.P., a Tennessee limited partnership
13.  ARC Charlotte, Inc., a Tennessee corporation
14.  ARC Cleveland Heights, LLC, a Tennessee limited liability company
15.  ARC Cleveland Park, LLC, a Tennessee limited liability company
16.  ARC Coconut Creek Management, LLC, a Tennessee limited liability company
17.  ARC Coconut Creek, Inc., a Tennessee corporation
18.  ARC Corpus Christi, Inc., a Tennessee corporation
19.  ARC Countryside, LLC, a Tennessee limited liability company
20.  ARC Creative Marketing, LLC, a Tennessee limited liability company
21.  ARC Cypress Station, L.P., a Tennessee limited partnership
22.  ARC Deane Hill, LLC, a Tennessee limited liability company
23.  ARC Delray Beach, LLC, a Tennessee limited liability company
24.  ARC Fleetwood, LLC, a Tennessee limited liability company
25.  ARC Flint, Inc., a Tennessee corporation
26.  ARC Fort Austin Properties, Inc., a Tennessee corporation
27.  ARC Freedom, Inc., a Tennessee corporation
28.  ARC Greenwood Village, Inc., a Tennessee corporation
29.  ARC Hampton Post Oak, Inc., a Tennessee corporation
30.  ARC HDV, LLC, a Tennessee limited liability company
31.  ARC Heritage Club, Inc., a Tennessee corporation
32.  ARC Holland, Inc., a Tennessee corporation
33.  ARC Holley Court, LLC, a Tennessee limited liability company
34.  ARC Holley Court Management, Inc., a Tennessee corporation
35.  ARC Homewood Victoria Inc., a Tennessee corporation
36.  ARC Imperial Plaza, Inc., a Tennessee corporation
37.  ARC Imperial Services, Inc., a Tennessee corporation
38.  ARC Lady Lake, Inc., a Tennessee corporation
39.  ARC Lakeway, L.P., a Tennessee limited partnership
40.  ARC Lakewood, LLC, a Tennessee limited liability company
41.  ARC LifeMed, Inc., a Tennessee corporation
42.  ARC Lowry, LLC, a Tennessee limited liability company
43.  ARCLP-Charlotte, LLC, a Tennessee limited liability company
44.  A.R.C. Management Corporation, a Tennessee corporation
45.  ARC Management, LLC, a Tennessee limited liability company
46.  ARC Naples, LLC, a Tennessee limited liability company
47.  ARC Northwest Hills, L.P., a Tennessee limited partnership
48.  ARC Oakhurst, Inc., a Tennessee corporation
49.  ARC Parklane, Inc., a Tennessee corporation
50.  ARC Park Regency, Inc., a Tennessee corporation
51.  ARC Partners II, a Tennessee corporation
52.  ARC Partners, Inc., a Florida corporation
53.  ARC Pearland, L.P., a Tennessee limited partnership


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54.  ARC Pecan Park, L.P., a Tennessee limited partnership
55.  ARC Pecan Park/Padgett, Inc., a Tennessee corporation
56.  ARC Peoria, LLC, a Tennessee limited liability company
57.  ARCPI Holdings, Inc., a Tennessee corporation
58.  ARC Pinegate, L.P., a Tennessee limited partnership
59.  ARC Post Oak, L.P., a Tennessee limited partnership
60.  ARC Richmond Heights, LLC, a Tennessee limited liability company
61.  ARC Richmond Place, Inc., a Delaware corporation
62.  ARC Rossmoor, Inc., a Tennessee corporation
63.  ARC Santa Catalina, Inc., a Tennessee corporation
64.  ARC SCC, Inc., a Tennessee corporation
65.  ARC Scottsdale, LLC, a Tennessee limited liability company
66.  ARC Shadowlake, L.P., a Tennessee limited partnership
67.  ARC Shavano, L.P., a Tennessee limited partnership
68.  ARC Shavano Park, Inc., a Tennessee corporation
69.  ARC Spring Shadow, L.P., a Tennessee limited partnership
70.  ARC Sun City Center, Inc., a Tennessee corporation
71.  ARC Sun City Golf Course, Inc., a Tennessee corporation
72.  ARC Tarpon Springs, Inc., a Tennessee corporation
73.  ARC Therapy Services, LLC, a Tennessee limited liability company
74.  ARC Victoria, L.P., a Tennessee limited partnership
75.  ARC Westlake Village, Inc., a Tennessee corporation
76.  ARC Westover Hills, L.P., a Tennessee limited partnership
77.  ARC Willowbrook, L.P., a Tennessee limited partnership
78.  ARC Wilora Assisted Living, LLC, a Tennessee limited liability company
79.  ARC Wilora Lake, Inc., a Tennessee corporation
80.  Assisted Care of the Villages, a Florida general partnership
81.  CRICFW One, LLC, a Delaware limited liability company
82.  FALP Acquisition Company, LLC, a Tennessee limited liability company
83.  FALP Holding Company, LLC, a Tennessee limited liability company
84.  FALP Newport News Company, LLC, a Tennessee limited liability company
85. FALP Newport News Holding Company, LLC, a Tennessee limited liability company
86. Flint Michigan Retirement Housing L.L.C., a Michigan limited liability company
87.  Fort Austin Limited Partnership, a Texas limited partnership
88.  Freedom Group-Lake Seminole Square, Inc., a Tennessee corporation
89.  Freedom Group-Naples Management Company, Inc., a Tennessee corporation
90.  Freedom Village of Holland, a Michigan general partnership
91.  Freedom Village of Sun City Center, Ltd., a Florida limited partnership
92.  Homewood at Brookmont Terrace, LLC, a Tennessee limited liability company
93.  LaBarc, L.P., a Tennessee limited partnership
94.  Lake Seminole Square Management Company, Inc., a Tennessee corporation
95.  LifeMed, LLC, a Delaware limited liability company
96.  Plaza Professional Pharmacy, Inc., a Virginia corporation
97.  Trinity Towers Limited Partnership, a Tennessee limited partnership